STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement), dated as of July 13 2015, is between **New Gold Recovery USA, Inc.** ("Buyer"), an Oregon corporation, **Nevada Rae Gold, Inc.** (the "Company"), a Nevada corporation located in Las Vegas, Nevada, and **Pacific Gold Corp.** (the "Seller"), a Nevada corporation and sole shareholder in the Company.

RECITALS

A. The Seller owns beneficially and of record **one hundred percent (100%)** of the shares of Common Stock of the Company (the "Shares"); the Shares are the only issued and outstanding capital stock of the Company.

B. The Buyers desire to purchase from the Seller and the Seller desires to sell to the Buyers all of the Shares of the Company on the terms and subject to the conditions set forth in this Agreement.

C. No additional shares shall be issued during or prior to completion of the Purchase.

D. The transactions contemplated in this Agreement are referred to as the "Purchase."

E. The following Exhibits are attached to and incorporated into this Agreement:

Exhibit A Schedule of Payments ✓
Exhibit B List of Subsidiaries of the Company ✓
Exhibit C Bank Accounts and Financial Statements ✓
Exhibit D Liabilities, Liens and Other Obligations
Exhibit E Contracts and Commitments ✓
Exhibit F Personal Property ✓
Exhibit G Real Property ✓
Exhibit H Intellectual Property ✓
Exhibit I Permits and Licenses ✓

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AGREEMENT

The parties agree as follows:

SECTION 1. PURCHASE OF SHARES AND RELATED MATTERS

1.1 Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller will sell all of the Shares to Buyer, and Buyer will purchase all of the Shares. Such percentages constitute all of the issued and outstanding capital stock of the Company at the time of the Closing. The Seller will transfer the Shares to the Buyers free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature whatsoever.

1.2 Purchase Price. The Buyers will pay to the Seller **US $300,000.00** for the Shares, payable in cash; a deferred payment of **$100,000.00** in cash 12 months after Closing; and Royalty payments, as set forth in Section 1.3 (the "Purchase Price").

1.3 Payment of Purchase Price. The Purchase Price will be paid to the Seller as stated in Exhibit A of this Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

As used in this Agreement, "Material Adverse Effect" means a material adverse effect on the business, results of operations, financial position, assets, or prospects of the Company, including any occurrence, condition, change, event, or effect resulting from or relating to changes in general economic or financial market conditions, which will in any event include any adverse effect on the shareholders' equity, assets, revenue, or net income of the Company in excess of $10,000; and "Material Adverse Change" means any change that has resulted, will result, or is likely to result from a Material Adverse Effect. The Company's failure to meet its projections, forecasts, estimates, plans, or budgets of future revenues, future expenses or expenditures, future cash flows, future results of operations, or the Company's future financial condition will not be deemed a Material Adverse Effect or a Material Adverse Change unless it otherwise satisfies the foregoing definitions of "Material Adverse Effect" or "Material Adverse Change."

As an inducement to the Buyer to enter into this Agreement and purchase the Shares, the Seller and the Company make the following representations and warranties to the Buyer:

2.1 Organization and Corporate Power. The Company is a corporation duly incorporated and legally existing under the laws of Nevada and is qualified to do business in every jurisdiction in which its ownership of property or conduct of

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business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Company's articles of incorporation and bylaws that have been furnished to the Buyer reflect all amendments made thereto at any time before the Closing Date and are correct and complete.

2.2 Capital Stock and Related Matters. This Agreement applies to all (100%) of the authorized capital stock of the Company, which are issued and outstanding. Seller and Company represent that no other capital stock of the Company is issued and outstanding. The Company does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise to acquire its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. The Company has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All the outstanding shares of the Company's capital stock are validly issued, fully paid, and non-assessable. The Seller has (and on the Buyer's purchase of the Shares pursuant to the terms of this Agreement, the Buyer will have) good and marketable title to the Shares, free and clear of all pledges, security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions regarding marketability imposed by securities laws. Assuming that the representations in Section 3.6 are true and correct, neither the Seller nor the Company has violated or will violate any applicable securities laws in connection with the offer or sale of the Shares to Buyer under this Agreement.

2.3 Subsidiaries. The Company has no subsidiaries and has no investments, whether direct or indirect, in any corporation, partnership, limited liability company, association, joint venture, or other entity.

2.4 Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller or the Company is a party have been duly authorized by the Seller or the Company, as the case may be. This Agreement and each other agreement contemplated by this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller or the Company or both, as the case may be, enforceable against the Seller or the Company, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

2.5 No Defaults. Except as set forth on Exhibit D, the Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Company under, (a) any mortgage, loan agreement,

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indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Company is a party or by which the Company or the property of the Company is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the Company's business, financial condition, or results of operations. As a condition of this Agreement, the Seller will satisfy the liabilities listed in Exhibit D prior to Closing or with funds from escrow before any funds of the purchase price will be released to Sellers.

2.6 No Adverse Consequences. Neither the execution and delivery of this Agreement by the Seller or the Company nor the consummation of the Purchase will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of the Company's assets or properties; (b) violate or conflict with any provision of the Seller's or the Company's articles of incorporation or bylaws; (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to either the Seller or the Company; or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Company under, or constitute a default under (whether by virtue of the application of a "change of control" provision or otherwise) any agreement, instrument, license, or permit to which either the Seller or the Company is a party or by which either of them is bound.

2.7 Financial Statements. The audited balance sheet of the Company provided to Buyers in the form attached to this Agreement as <u>Exhibit C</u> (the "Balance Sheet"), fairly presents the financial position of the Company as of the date of this Agreement, and the audited income statements of the Company for the year ended December 31, 2014, in the form attached to this Agreement as part of Exhibit C (the "Income Statement"), fairly present the results of operations of the Company, and both have been prepared in accordance with generally accepted accounting principles (GAAP), consistently applied, and in a manner substantially consistent with prior financial statements of the Company. The Balance Sheet and the Income Statement are referred to collectively in this Agreement as the "Audited Statements." The unaudited balance sheet of the second quarter of 2015, in the form attached to this Agreement as <u>Exhibit C</u> (the "Current Balance Sheet"), and the income statements of the Company for 2015, and for the three months then ended, in the form attached hereto as part of <u>Exhibit C</u> (the "Unaudited Statements"), fairly present the financial position of the Company, and the results of operations for the three months then ended and have been prepared in accordance with GAAP consistently applied and in a manner substantially consistent with the Audited Statements, except for differences resulting from normally occurring audit adjustments. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on audit of the Unaudited Statements that would, individually or in the aggregate, have a Material Adverse Effect on the Company's financial condition or results of operations as reported in the Unaudited

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Statements. The Audited Statements and the Unaudited Statements are collectively referred to as the "Financial Statements."

2.8 No Undisclosed Liabilities. Except for (a) liabilities and obligations incurred in the ordinary course of business since the date of the Current Balance Sheet and (b) liabilities or obligations described on Exhibit D, neither the Company nor any of the property of the Company is subject to any material liability or obligation that would be required under GAAP to be included or adequately reserved against in the Statements or described in the notes thereto and was not so included, reserved against, or described.

2.9 Absence of Certain Changes. Except as contemplated or permitted by this Agreement or as described on Schedule 2.9, since the date of the Current Balance Sheet there has not been:

(a) Any Material Adverse Change in the business, financial condition, operations, assets, or prospects of the Company;

(b) Any damage, destruction, or loss, whether covered by insurance or not, that would have a Material Adverse Effect on the properties or business of the Company;

(c) Any sale or transfer by the Company of any tangible or intangible asset other than in the ordinary course of business, or any mortgage or pledge or the creation of any security interest, lien, or encumbrance in or on any such asset;

(d) Any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

(e) Any declaration, setting aside, or payment of a dividend or other distribution in respect of the Company, or the redemption or other repurchase by the Company of any capital stock of the Company;

(f) Any transaction not in the ordinary course of business of the Company;

(g) The lapse of any material trademark, assumed name, trade name, service mark, copyright, license, or patent or any application with respect to the foregoing;

(h) The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

(i) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

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(j) The making of any loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

(k) An agreement to do any of the foregoing.

2.10 Title and Related Matters. Except as set forth on Exhibits D, F or G, the Company has good and marketable title to all its property and assets included in the Financial Statements (except for properties and assets sold or otherwise disposed of subsequent to the Current Balance Sheet date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except for (a) statutory liens for property taxes not yet delinquent or payable after the date of this Agreement and statutory or common-law liens securing the payment or performance of any obligation of the Company, the payment or performance of which is not delinquent, or that is payable without interest or penalty after the date on which this representation is given, or the validity of which is being contested in good faith by the Company; (b) the rights of customers of the Company with respect to inventory under orders or contracts entered into by the Company in the ordinary course of business; (c) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes; and (d) as described in the Financial Statements or the notes thereto.

2.11 Litigation. (a) No action, suit, proceeding, order, investigation, or claim is pending or, to the Company's knowledge, threatened against the Company or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; (b) the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries; and (c) to the Company's knowledge, no basis exists for any of the foregoing, except for NDEP/ BLM site reclamation permit and WPCP permits that have been disclosed to Buyer.

2.12 Tax Matters. (a) The Company has filed all United States, state, local, and foreign tax returns and reports heretofore required to be filed and has paid all taxes shown as due thereon except for tax year 2014, which return will be filed by the Seller, or with Seller's full cooperation, prior to October 15, 2015; and (b) no taxing authority has asserted any deficiency in the payment of any tax or has informed the Company that it intends to assert any such deficiency or to make any audit or other investigation of the Company for the purpose of determining whether such a deficiency should be asserted against the Company, except as disclosed in Exhibit D, the satisfaction of which by the Seller is a condition of this Agreement.

2.13 Compliance with Laws. The Company is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the

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enforcement of which, if the Company were not in compliance therewith, would have a Material Adverse Effect on the business of the Company. Neither the Seller nor the Company has received any notice of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

2.14 Insurance. The Company maintains no insurance policies with respect to properties, assets, and business of the Company, and each such policy is in full force and effect. The Company is not in material default with respect to obligations under any insurance policy maintained for the benefit of the Company.

2.15 Employees and Labor Relations Matters. Except as set forth in this Agreement:

(a) To the Company's knowledge, no executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company;

(b) The Company has complied in all material respects with all labor and employment laws, including provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of Social Security and other taxes, except for unpaid federal payroll taxes, which will be paid by Seller;

(c) No unfair labor practice charge, complaint, or other action against the Company is pending or, to the Company's knowledge, threatened before the National Labor Relations Board and the Company is not subject to any order to bargain by the National Labor Relations Board;

(d) No labor strike, dispute, request for representation, slowdown, or stoppage is pending or, to the Company's knowledge, threatened against the Company;

(e) No questions concerning representation have been raised or, to the Company's knowledge, are threatened with respect to employees of the Company;

(f) No grievance that might have a Material Adverse Effect on the Company and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the Company's knowledge, no basis exists for any such grievance or arbitration proceeding;

(g) To the Company's knowledge, no employee of the Company is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreement with persons other than the Company relating to the current business activities of the Company;

(h) The Company is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours, or terms of employment of its employees; and

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(i) The Company has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

2.16 Power of Attorney. Except as set forth here, no material power of attorney or similar authorization given by the Company is currently in effect or outstanding.

2.17 Accounts Receivable. All accounts receivable of the Company reflected in the Current Balance Sheet represent bona fide revenue made in the ordinary course of business.

2.18 Contracts and Commitments. Exhibit E contains a complete and accurate list of each contract, agreement, instrument, lease, and commitment (including license agreements) to which the Company is a party and that provides for payments in excess of $1,000.00 per year or whose term is in excess of one year and is not cancelable on 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge (the "Contracts"). The Company has delivered an accurate and complete copy of each Contract to the Buyer.

(a) The Company is not in material default under any Contract, nor, to the Company's knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Company under any Contract.

(b) No Contract limits the freedom of the Company to compete in any line of business or with any person.

(c) Neither the Seller nor the Company is aware of any default by any other party to any Contract or of any event that (whether with or without notice, lapse of time, or both) would constitute a material default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of the Seller and the Company, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties.

(d) The Seller is not a party to, nor is it bound by, any Contract that the Seller can reasonably foresee will result in any material loss to the Seller on the performance thereof (including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

2.19 Personal Property. Exhibit F contains lists of all material, tangible personal property and assets owned or held by the Company and used or useful in the conduct of the Company's business, and any encumbrances on such property. All such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations.

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2.20 Real Property. Exhibit G contains a list of all real property currently owned or leased by the Company and used or useful in the conduct of the Company's business operations, and any encumbrances on such property.

2.21 Personnel. The Company has disclosed to Buyers a true and complete list of:

(a) The names, titles, and current salaries of all officers of the Company;

(b) The names of all directors of the Company;

(c) The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried, and hourly employees of the Company;

(d) All scheduled or contemplated increases in compensation or bonuses; and

(e) All scheduled or contemplated employee promotions.

2.22 Intellectual Property. Exhibit H contains an accurate and complete list of all novel methods, processes and services, and all patents or patentable ideas, trademarks, trade names, service marks, and copyrights, and all applications therefor, currently owned or held subject to license by the Company and, the use thereof by the Company does not materially infringe on any patents, trademarks, trade names, service marks, or copyrights or any other rights of any person. The Company has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information. Except as set forth on Schedule 2.22, the Company has not received any written notice of any infringement or unlawful use of such property.

2.23 Environment, Health, and Safety Matters.

(a) The Company and its predecessors have each complied with and are in compliance with all Environmental, Health, and Safety Requirements (as defined below), in each case in all material respects.

(b) Without limiting the generality of the foregoing, the Company has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except for NDEP/ BLM site reclamation permit and WPCP permits that have been disclosed to Buyer.

(c) The Company has not received any written or oral notice, report, or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise),

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including any material investigatory, remedial, or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

(d) None of the following exists at any property or facility owned or leased by the Company: (I) underground storage tanks, (ii) asbestos-containing material in any friable and damaged form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

(e) Neither the Company nor its predecessors have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective-action costs, personal injury, property damage, natural resources damages, or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), as amended, or the Solid Waste Disposal Act (SWDA), as amended, or any other Environmental, Health, and Safety Requirements.

(f) Neither this Agreement nor the consummation of the Purchase will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the Environmental, Health, and Safety Requirements, except for NDEP/ BLM site reclamation permit and WPCP permits that have been disclosed to Buyer.

(g) For the purposes of this Agreement, "Environmental, Health, and Safety Requirements" means all federal, state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

2.24 Certain Interests. Pacific Gold, Inc. (a) has an interest in property, real or personal, tangible or intangible, used in or pertaining to the Company's business or (b) is indebted to the Company. The Seller will release Company from all indebtedness to the Seller and any officer or director of the Seller or the Company (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. The consummation of the Purchase will not (either alone or on

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the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from the Company to the Seller or any of the officers, directors, or employees of the Seller or the Company (or any entity owned or controlled by one or more of such parties).

2.25 Permits and Licenses. Exhibit I contains a complete and correct list of all governmental licenses, permits, franchises, easements, and authorizations (collectively, "Permits") held by the Company or required to operate its business. The Company holds, and at all times has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations. The Company is in compliance with all the terms of each Permit, and there are no claims of violation by the Company of any Permit. Complete and accurate copies of all Permits have been delivered to the Buyer. All applicable governmental entities and agencies that have issued any Permits have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the Purchase without requiring modification of the Company's rights or obligations under such Permits.

2.26 Certain Payments. Neither the Seller, the Company, nor any person or other entity has, directly or indirectly, on behalf of or with respect to the Company or its business or operations made or received any payment that was not legal to make or receive under federal, state, or local laws of the United States or any other country or territory.

2.27 Consents and Approvals. No consent, approval, or authorization of any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the Purchase. The Company has obtained, or will have obtained before the Closing, all consents, authorizations, or approvals of any third parties required in connection with the execution, delivery, or performance of this Agreement by the Company or the consummation of the Purchase, and no modification of the Company's rights or obligations under any Contract will be required to obtain such consents, authorizations, or approvals. The Company has made all registrations or filings with any governmental authority required for the execution or delivery of this Agreement or the consummation of the Purchase.

2.28 Records. The books of account, minute books, stock certificate books, and stock-transfer ledgers of the Company are complete and accurate in all material respects, and there have been no transactions involving the business of the Company that properly should have been set forth in them and that have not been accurately so set forth. Complete and accurate copies of such books, records, and ledgers have been made available to the Buyer.

2.29 Bank Accounts. Exhibit C contains a complete and accurate list of all the banks or other financial institutions at which the Company maintains accounts or safe-

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deposit boxes, together with numbers of such accounts and boxes and the names of the persons authorized to draw on them or permitted access to them. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation regarding withdrawal. All bank accounts of the Company are covered in their entirety by FDIC insurance.

2.30 Inventories. The Company's inventories, whether finished goods, work in process, or raw materials, shown on the Current Balance Sheet or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of the Company's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided in the Financial Statements. The values at which inventories are carried in the Financial Statements reflect an inventory valuation policy consistent with the Company's past practice and in accordance with GAAP, consistently applied.

2.31 Brokers. There are no claims for broker's commissions, finder's fees, or similar compensation in connection with the Purchase based on any arrangement or agreement entered into by the Seller or the Company and binding on the Buyer. Seller shall be responsible for payment of broker's commissions, finder's fees, or similar compensation in connection with the Purchase.

2.32 Accuracy of Representations and Warranties. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to the Buyer by or on behalf of the Company or the Seller with respect to the Purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Any false representations or omissions of material fact shall constitute a breach of agreement for which Seller shall indemnify Buyer as set forth herein below in Section 11.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BUYER

As a material inducement to the Seller to enter into this Agreement and sell the Shares, the Buyer makes the following representations and warranties to the Seller:

3.1 Organization; Power. The Buyer is a corporation duly incorporated and legally existing under the laws of the state of Oregon, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under it.

3.2 Authorization. The Buyer's execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Buyer is a party have been duly and validly authorized by all necessary corporate action of the Buyer, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and

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binding obligation of the Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

3.3 No Conflict with Other Instruments or Agreements. The Buyer's execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Buyer is a party will not result in a breach or violation of, or constitute a default under, the Buyer's Articles of Incorporation or Bylaws or any material agreement to which the Buyer is a party or by which the Buyer is bound.

3.4 Governmental Authorities. (a) the Buyer is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Buyer in connection with the Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase.

3.5 Litigation. No action, suit, proceeding, or governmental investigation or inquiry is pending or, to the Buyer's knowledge, threatened against the Buyer or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the Purchase.

3.6 Investment Representations.

3.6.1 Investment Purposes. The Buyer is acquiring the Shares for its own account with the intention of holding such securities for purposes of investment, and the Buyer has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, the Buyer has had the opportunity to ask questions of and to receive answers from representatives of the Seller and the Company concerning the Company, the Shares, and the Purchase.

3.6.2 Shares Have Not Been Registered. The Buyer understands that the Shares have not been registered under the Securities Act of 1933 as amended (the "Securities Act") or applicable state securities laws, by reason of specific exemptions from the registration provisions of those laws that depend on, among other things, the bona fide nature of the investment intent as expressed in this Agreement.

3.7 Brokers. There are no claims for broker's commissions, finder's fees, or similar compensation in connection with the Purchase based on any arrangement or agreement entered into by the Buyer and binding on the Seller or the Company.

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3.8 Accuracy of Representations and Warranties. None of the representations or warranties of the Buyer contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

3.9 Buyer represents that he has had adequate opportunity to conduct a due-diligence investigation into matters deemed necessary. The due-diligence investigation undertaken by the Buyer does not, however, in any way limit or diminish the representations and warranties provided by the Seller and the Company.

SECTION 4. CONDUCT OF THE COMPANY'S BUSINESS

From the date of this Agreement until the Closing, and except as otherwise consented to or approved by the Buyer, the Seller and the Company covenant and agree with the Buyer as follows:

4.1 Regular Course of Business. The Company will operate its business consistent with past management practices, and the Company will continue to use its reasonable efforts to keep available the services of current employees (other than planned retirements) and to preserve its current relationships with persons having business dealings with it.

4.2 Dividends. The Company will not declare, pay, or set aside for payment any dividend or other distribution in respect of the Shares.

4.3 Capital Changes. The Company will not issue any shares of its capital stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares or agree to do the foregoing.

4.4 Property and Assets. The assets, property, and rights now owned by the Company will be used, preserved, kept confidential, and maintained in the ordinary course of business to the same extent and in the same condition as such assets, property, and rights are used, preserved, and maintained on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of such properties or business or accumulation or valuation of inventory will be made or instituted. Without the Buyer's prior written consent, the Company will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

4.5 Insurance. The Company currently has no insurance now in effect on its various properties and assets.

Initials: Buyer XG
Seller

4.6 Employees. The Company will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of the Company's management, in the Company's best interests.

4.7 No Violations. The Company will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

4.8 Notification. The Company will notify the Buyer promptly of any material change in the Seller's business, results of operations, financial position, assets, or prospects before the Closing.

SECTION 5. COVENANTS OF THE SELLER AND THE COMPANY

The Seller and the Company covenant and agree with the Buyer as follows:

5.1 Satisfaction of Conditions. The Seller and the Company will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the Closing set forth in Section 7 and any necessary consents or waivers under or amendments to agreements by which the Company is bound.

5.2 Supplements to Schedules. Before the Closing, the Seller and the Company will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment to any Schedule made pursuant to this Section 5.2 will be deemed to cure any breach of any representation or warranty made in this Agreement unless the Buyer specifically agrees in writing.

5.3 No Solicitation. Until the Closing or termination of this Agreement, neither the Seller nor the Company, nor any of their respective directors, officers, employees, or agents, will, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the capital stock or any material part of the assets of the Company, or any proposal therefor, or furnish or cause to be furnished any information concerning the Company to any party in connection with any transaction involving the acquisition of the capital stock or assets of the Company by any person or entity other than the Buyer. The Seller or the Company will promptly inform the Buyer of any inquiry (including the terms thereof and the person or entity making such inquiry) received by the Seller or the Company after the date of this Agreement.

Initials: Buyer YG
Seller [handwritten initials]

5.4 Covenant Not to Compete.

(a) From and after the Closing Date, the Seller will not, without the Buyer's prior written consent, for a period of three years after the Closing Date, directly or indirectly engage in, or have any interest in any corporation, partnership, limited liability company, association, joint venture, or other entity that engages in, any "Competitive Activity," as defined in this section within a radius of 50 miles from the mine site operated by the Company. For purposes of this Section 5.4, "Competitive Activity" means the ownership, operation, management, or control of any person or business, or any employment with any business, that mines, manufactures, or develops methods or processes for production of gold.

(b) The covenants contained in Section 5.4 will be deemed to be a series of separate covenants for each jurisdiction in which enforcement is sought. If in any judicial proceeding a court refuses to enforce all the separate covenants deemed to be included in Section 5.4, any unenforceable covenant will be deemed eliminated from the provisions of Section 5.4 for the purposes of such proceeding to the extent necessary to allow the remaining covenants to be enforced in such proceeding. In addition, the duration of each covenant may be limited by a court to the extent necessary to permit the enforcement of such separate covenants. The parties agree that violation of the covenants in Section 5.4 would cause irreparable injury to the Buyer and, if so, that any remedy at law will be inadequate; therefore, in addition to any other rights and remedies that the Buyer may have at law or in equity, the Buyer will be entitled to injunctions and orders (including temporary restraining orders) to enjoin and restrain the Seller from violating or continuing to violate any covenant contained in Section 5.4.

5.5 Bank Accounts. At all times before the Closing, all bank accounts of the Company will be covered in their entirety by FDIC insurance.

SECTION 6. JOINT COVENANTS

6.1 Satisfaction of Conditions. The Seller and the Buyer will each use its best efforts to cause the conditions set forth in Sections 7 and 8, respectively, to be satisfied.

6.2 Public Announcements. Neither the Buyer, the Seller, nor the Company will make or provide any notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of all other parties, which consent will not be unreasonably withheld; however, this Section 6.2 will not prevent a party from supplying such information or making statements as required by governmental authority or as necessary for a party to satisfy its legal obligations (prompt notice of which will in any such case be given to the other party or parties).

Initials: Buyer XG
Seller PL

6.3 Action After the Closing. On the reasonable request of any party after the Closing, all other parties will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the Purchase.

SECTION 7. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

Each and every obligation of the Buyer under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

7.1 Representations and Warranties; Performance. Each of the representations and warranties made by the Seller and the Company in this Agreement will be true and correct in all material respects as of the date of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. The Seller and the Company will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing. The Buyer will have received, at the Closing, a certificate of the Seller and the Company, signed by the President and the Chief Financial Officer of the Seller and the Company, stating that each of the representations and warranties made by the Seller and the Company in this Agreement is true and correct in all material respects as of the date of the Closing except for changes contemplated, permitted, or required by this Agreement and that the Seller and the Company have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing.

7.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller, the Company, or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

7.3 Material Change. After the date of this Agreement and through the date of the Closing, the Company will not have suffered any Material Adverse Change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

7.4 Corporate Action. The Seller will have furnished to the Buyer a copy, certified by the Seller's Secretary or Assistant Secretary, of the Seller's and the Company's resolutions authorizing the execution, delivery, and performance of this Agreement.

Initials: Buyer XG
Seller [initials]

SECTION 8. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

Each and every obligation of the Seller under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

8.1 Representations and Warranties; Performance. Each of the representations and warranties made by the Buyer in this Agreement will be true and correct in all material respects as of the date of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. The Buyer will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing. The Seller will have received, at the Closing, a certificate of the Buyer, signed by the President and the Chief Financial Officer of the Buyer, stating that each of the representations and warranties made by the Buyer in this Agreement is true and correct in all material respects as of the date of the Closing, except for changes contemplated, permitted, or required by this Agreement, and that the Buyer has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing.

8.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller, the Company, or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

SECTION 9. CLOSING

9.1 Time, Place, and Manner of Closing. The closing of the Purchase (the "Closing") will be held at the offices of ______________________ in ____________________, Oregon, at ____ (time) on **July 15, 2015**, or at such other time and place as the parties may agree. At the Closing, the parties to this Agreement will exchange certificates and other instruments and documents to determine whether the terms and conditions of this Agreement have been satisfied.

9.2 Events of Closing. At the Closing, the following events will occur:

(a) The Buyer will purchase the Shares from the Seller;

(b) The Seller will transfer the Shares to the Buyer, free of any liens, encumbrances, or restrictions, by executing a stock power in the form agreed to by the parties and the Seller will deliver stock certificates for the Shares to the Buyer;

Initials: Buyer YG
Seller [signature]

(c) The Buyer will pay the Purchase Price to the Seller;

(d) The Company will provide to the Buyer all necessary authorization to enable the Buyer to obtain access to all the Company's bank and other similar accounts, safe-deposit boxes, vaults, and other secure accounts and places; and

9.3 Consummation of Closing. All acts, deliveries, and confirmations to be completed at the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act, delivery, or confirmation of the Closing, and none of such acts, deliveries, or confirmations will be effective unless and until the last of the same will have occurred.

9.4 Release of Funds from Escrow. Funds will be released to Sellers upon proof of settlement and payment in full satisfaction of Seller's and Company's debts, including but not limited to US federal taxes and Komatsu.

SECTION 10. TERMINATION

10.1 Rights of Parties to Terminate. This Agreement may be terminated:

(a) By the Buyer, if the Seller or the Company has breached any of its respective obligations under this Agreement in any material respect;

(b) By the Seller, if the Buyer has breached any of its obligations under this Agreement in any material respect;

(c) By either the Seller or the Buyer, by written notice to the other party, if the Closing has not occurred on or before July 15, 2015; however, the right to terminate this Agreement under this Section 10.1(c) will not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

(d) By the mutual consent of the Buyer and the Seller.

10.2 Effect of Termination. If either the Buyer or the Seller decides to terminate this Agreement pursuant to Section 10.1, such party will give written notice to the other party to this Agreement of such decision. In the event of a termination of this Agreement, the parties to this Agreement will be released from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

Initials: Buyer YC
Seller PK

SECTION 11. SURVIVAL; INDEMNIFICATION

11.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement will be deemed to have waived any misrepresentation or breach of the representation or warranty if the party had knowledge of such breach before the Closing, if the party making the representation proves by clear and convincing evidence that the party having knowledge of facts giving rise to the breach also knew that such facts constituted a breach. The representations and warranties in this Agreement will terminate two years after the closing date, and such representations or warranties will thereafter be without force or effect, except for any claim with respect to which notice has been given to the potential indemnifying party before such expiration date.

11.2 Indemnification by Seller.

11.2.1 Extent of Indemnification. The Seller agrees to indemnify and to hold the Buyer and its successors and assigns harmless from and against any and all claims, liabilities, obligations, costs, and expenses, including reasonable attorney fees (collectively, "Damages") arising out of or related to:

(a) Any breach or inaccuracy of any representation or warranty of the Seller or the Company made in this Agreement or any Related Document; or

(b) Any failure by the Seller or the Company to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document.

11.2.2 Limit on Indemnification. With respect to Damages arising out of or related to any breach or inaccuracy of any representation or warranty of the Seller or the Company made in this Agreement or any Related Document, the Seller's liability shall be limited to $300,000.00 purchase price and the amount of any deferred payments and royalties paid during the two year indemnification period.

11.3 Indemnification by Buyer. The Buyer agrees to defend, indemnify, and hold harmless the Seller from and against all Damages arising out of or related to:

(a) Any breach or inaccuracy of any representation or warranty of the Buyer made in this Agreement or any Related Document; or

(b) Any failure by the Buyer to perform any covenant required to be performed by the Buyer pursuant to this Agreement or any Related Document.

(c) The maximum aggregate amount of the Buyer's liability is the initial payment amount ($300,000.00).

Initials: Buyer YG
Seller [signature]

11.4 Notice of Claim. If any claim is asserted against a party (the "Indemnified Party") that would give rise to a claim by such Indemnified Party against the other party (the "Indemnifying Party") for indemnification under the provisions of this section, then the Indemnified Party will promptly give written notice to the Indemnifying Party concerning such claim, and the Indemnifying Party will, at no expense to the Indemnified Party, defend the claim.

SECTION 12. MISCELLANEOUS PROVISIONS

12.1 Waiver of Compliance; Consent.

12.2.1 Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement, or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant, or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

12.2.2 Consent. Whenever this Agreement requires or permits consent by or on behalf of any party to this Agreement, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth in Section 12.2.1.

12.2 Payment of Fees and Expenses. Except as set forth in Section 11.2, each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its lawyers and accountants, incurred in the negotiation and preparation of this Agreement and the consummation of the Purchase.

The parties have entered into this Agreement as of the date first written above.

COMPANY:

By: /s/ Robert Landau
Name: Rob Landau
Title: President, Director, Nevada Rae Gold, Inc.

SELLER:

By: /s/ Robert Landau
Name: Rob Landau
Title: CEO, President, Director Pacific Gold, Inc.

Initials: Buyer YL
Seller RL

BUYER :

By: /s/ ___________
Yoav Gueron
Title: President and Director, New Gold Recovery USA, Inc.

****

EXHIBIT A

1. Payments. Cash amount of **<u>$300,000.00</u>** will be paid by the Buyer and held in escrow to pay the balance of amounts owed to the Internal Revenue Service (IRS) and Komatsu, creditors of the Seller. After such debts are satisfied in full and proof of payment submitted for Buyer's approval, then the remaining proceeds of the purchase price will be released to the Seller from escrow after Closing. Payment will be paid at the Closing by cashier's check or wire transfer.

2. Deferred Payment. Cash amount of **<u>$100,000.00</u>** will be paid by wire transfer to a bank account of the Buyer's selection 12 months after Closing. The Parties acknowledge that this payment will create a security interest in the Real Property owned by the Company, which security interest will be released after payment of the Deferred Payment amount.

3. Royalties. Upon completion of the Transaction, Buyer shall pay to Seller a royalty (the "Royalty") equal to **4% (aggregate) of net smelter returns up to a cap of $720,000.00**. "Net smelter returns" means the net proceeds received by Buyer in any year from the sale of free gold, silver and platinum group metals from placer and alluvial material recovered using the facility or claims related to this Agreement. Buyer will have the right (but not the obligation) at any time to purchase the Royalty from Seller for the sum of $500,000.00 during the first 12 months after Closing. The interest in the Royalty purchased hereunder will include a corresponding interest in any payments on account of the Royalty for the portion of the fiscal year of Buyer remaining after the date of purchase.

Initials: Buyer______
Seller______